Exhibit 5.1

12531 High Bluff Drive San Diego, California 92130-2040 Telephone: 858.720.5100 Facsimile: 858.720.5125 www.mofo.com morrison foerster llp

beijing, berlin, brussels, denver,
hong kong, london, los angeles,
new york, northern virginia,
palo alto, sacramento, san diego,
san francisco, shanghai, singapore,
tokyo, washington, d.c.

April 20, 2015

Board of Directors

B. Riley Financial, Inc.

21860 Burbank Boulevard, Suite 300 South

Woodland Hills, CA 91367

Re: Post-Effective Amendment No. 1 on Form S-3 to Registration Statement on Form S-1

Gentlemen:

We have acted as counsel to B. Riley Financial, Inc. (the “Company”) in connection with the filing by the Company of a Post-Effective Amendment No. 1 on Form S-3 to Registration Statement on Form S-1 (the “Registration Statement”), with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of the offering from time to time by the selling stockholders, as described in the Registration Statement, of up to 15,138,603 shares of the Company’s common stock, par value $0.0001 per share (the “Common Shares”), consisting of (a) 10,289,300 Common Shares issued and sold to accredited investors in a private placement offering closed on June 5, 2014, (b) 4,182,637 Common Shares issued and sold pursuant to an Acquisition Agreement, dated as of May 19, 2014, (c) 333,333 Common Shares issued and sold pursuant to a Purchase Agreement, dated as of January 2, 2015 (“Purchase Agreement”) and (d) 333,333 Common Shares which may be issued and sold pursuant to the Purchase Agreement, subject to satisfaction of certain conditions set forth therein.

As counsel to the Company in connection with the Registration Statement, we have examined the actions taken by the Company in connection with the authorization of the issuance of the Common Shares, and such documents as we have deemed necessary to render this opinion.

Based upon and subject to the foregoing, it is our opinion that the Common Shares have been duly authorized, validly issued, fully paid, and are non-assessable.

April 20, 2015
Page Two

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us in the Registration Statement and any amendments thereto.

Sincerely,

/s/ Morrison & Foerster LLP

MORRISON & FOERSTER LLP